UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2017

Wesco Aircraft Holdings, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35253	20-5441563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24911 Avenue Stanford
Valencia, California 91355
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (661) 775-7200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On March 28, 2017, Wesco Aircraft Hardware Corp. (the “Borrower”), Wesco Aircraft Holdings, Inc. (“Wesco”) and certain of Wesco’s subsidiaries entered into the Fifth Amendment to Credit Agreement (the “Amendment”) to the credit agreement, dated as of December 7, 2012, by and among Wesco, the Borrower, Barclays Bank PLC (“Barclays”), as administrative agent, collateral agent, issuing lender and swingline lender, and the other lenders and agents party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Amendment modifies the Credit Agreement to reduce the maximum amount permitted to be incurred under a Capped Incremental Facility (as such term is defined in the Credit Agreement) from $150 million to $75 million, unless the Consolidated Total Leverage Ratio (as such term is defined in the Credit Agreement), after giving effect to the incurrence of any incremental loans or commitments and the use of proceeds thereof, on a pro forma basis, would be less than or equal to 3.50:1.00, in which case the Capped Incremental Facility will remain $150 million.

The Amendment also modifies the Credit Agreement to (a) increase the highest possible interest rate margin applicable to loans under Wesco’s term loan A facility and loans and commitments under Wesco’s revolving facility from 2.75% to 3.00% for Eurocurrency loans and from 1.75% to 2.00% for ABR loans and (b) increase the Consolidated Total Leverage Ratio (as such term is defined in the Credit Agreement) levels in the financial covenant set forth in the Credit Agreement to a maximum of 4.60:1.00 for the quarter ending March 31, 2017, with step-downs to 4.50:1.00 for the quarters ending June 30, 2017 and September 30, 2017, 4.25:1.00 for the quarters ending December 31, 2017 and March 31, 2018, 4.00:1.00 for the quarters ending June 30, 2018 and September 30, 2018, 3.75:1.00 for the quarters ending December 31, 2018 and March 31, 2019 and 3.50:1.00 for the quarter ending June 30, 2019 and thereafter. As of December 31, 2016, Wesco was in compliance with the foregoing covenant, and Wesco’s Consolidated Total Leverage Ratio was 4.19.

All other material terms of the Credit Agreement remain the same. This summary of the Amendment and the Credit Agreement (as amended by the Amendment) does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit Number	Description

10.1
Fifth Amendment to Credit Agreement, dated as of March 28, 2017, by and among Wesco Aircraft Holdings, Inc., Wesco Aircraft Hardware Corp., the other subsidiaries party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and the lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO AIRCRAFT HOLDINGS, INC.

Date:	March 28, 2017	By:	/s/ Richard J. Weller
Richard J. Weller Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Fifth Amendment to Credit Agreement, dated as of March 28, 2017, by and among Wesco Aircraft Holdings, Inc., Wesco Aircraft Hardware Corp., the other subsidiaries party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and the lenders party thereto

4